SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2002

Viragen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida		33324

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On January 15, 2002, Viragen, Inc. completed a Security Purchase Agreement for a $2.5 million private financing of convertible debentures and warrants with Elliott Associates, L.P. and Elliott International, L.P.

     The debentures carry a 6% annual coupon rate and are convertible into common shares of the Company at a fixed conversion price of $1.29. The debentures may be prepaid in cash at the Company’s option with a 15% premium. The debentures are repayable over a nine month period following the effective date of the related registration statement. Monthly payments may be made in either common stock based on the then current market or in cash, with a premium, at the option of the Company. If paid in common stock, the stock is valued at the lesser of the market value or $1.29.

     In addition Viragen issued an option to invest an additional $1.5 million at a fixed price of $1.10 per share. The agreement also provides for 405,000 warrants, exercisable at $1.48 per share, expiring in January 2007.

     Viragen has agreed to file a registration statement covering the shares underlying the debentures, option and warrants. If Viragen fails to file the required registration statement within 30 days or fails to receive approval of the registration statement within 90 days of the Closing Date, the Company will be subject to penalties.

     Viragen paid a combined placement fee of 6% to the placement agents for this transaction.

     The financing is being made in accordance with Regulation D under the Securities Act of 1933.

ITEM 7. EXHIBITS

99.1	6% Convertible Debenture due January 11, 2003 in the amount of $1,125,000

99.2	6% Convertible Debenture due January 11, 2003 in the amount of $1,375,000

99.3	Securities Purchase Agreement dated as of January 11, 2002 between Viragen, Inc., a Delaware corporation and Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership

99.4	Registration Rights Agreement (“Agreement”) entered into as of January 11, 2002, between Viragen, Inc. and Elliott Associates, L.P. and Elliott International, L.P.

99.5	Subsidiary Guarantee made by the Subsidiaries of Viragen, Inc. in favor of the Purchasers

99.6	Common Stock purchase warrant entered into as of January 11, 2002, between Viragen, Inc. and Elliott Associates, L.P.

99.7	Common Stock purchase warrant entered into as of January 11, 2002, between Viragen, Inc. and Elliott International, L.P.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: January 21, 2002	By: /s/ Dennis W. Healey

Dennis W. Healey Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No	Exhibit Title

99.1	6% Convertible Debenture due January 11, 2003 in the amount of $1,125,000

99.2	6% Convertible Debenture due January 11, 2003 in the amount of $1,375,000

99.3	Securities Purchase Agreement dated as of January 11, 2002 between Viragen, Inc., a Delaware corporation and Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership

99.4	Registration Rights Agreement (“Agreement”) entered into as of January 11, 2002, between Viragen, Inc. and Elliott Associates, L.P. and Elliott International, L.P.

99.5	Subsidiary Guarantee made by the Subsidiaries of Viragen, Inc. in favor of the Purchasers

99.6	Common Stock purchase warrant entered into as of January 11, 2002, between Viragen, Inc. and Elliott Associates, L.P.

99.7	Common Stock purchase warrant entered into as of January 11, 2002, between Viragen, Inc. and Elliott International, L.P.